Immediate Release
Contact
Patrick Nolan
248.754.0884

BORGWARNER DECLARES QUARTERLY DIVIDEND

Auburn Hills, Michigan, November 10, 2022 – On November 9, 2022, the Board of Directors of BorgWarner Inc. (NYSE: BWA) declared a quarterly cash dividend of $0.17 per share of common stock. The dividend is payable on December 15, 2022 to stockholders of record on December 1, 2022.

For more than 130 years, BorgWarner Inc. (NYSE: BWA) has been a transformative global product leader bringing successful mobility innovation to market. Today, we're accelerating the world's transition to eMobility -- to help build a cleaner, healthier, safer future for all.

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